Exhibit 10.4
QLOGIC CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective February 10, 2011)
     This 1998 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) was established by QLOGIC CORPORATION, a Delaware corporation, on the 9th day of April, 1998 and became effective on the “Effective Date.” The Plan is hereby amended and restated in its entirety as set forth herein, effective as of February 10, 2011.
ARTICLE 1
PURPOSE OF THE PLAN
     1.1 Purpose. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and of such of the Company’s Subsidiaries as the Company’s Board of Directors may from time to time designate (each a “Designated Subsidiary,” and collectively, “Designated Subsidiaries”) may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.
ARTICLE 2
DEFINITIONS
     2.1 Administrator. “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.
     2.2 Company. “Company” means QLogic Corporation, a Delaware corporation.
     2.3 Compensation. “Compensation” includes salary, annual bonus/incentive paid in cash, annual profit sharing, overtime, lead premium, commissions and shift differential, but expressly excludes other forms of compensation such as relocation, housing, car allowances, phone allowances, sign-on bonuses, referral bonuses and non-cash incentives.
     2.4 Effective Date. “Effective Date” means November 2, 1998.
     2.5 Employee. “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries.

     2.6 Grant Date. “Grant Date” means the first day of each Offering Period (February 1, May 1, August 1 and November 1) under the Plan.
     2.7 Offering Period. “Offering Period” means the three-month periods from February 1 through April 30, May 1 through July 31, August 1 through October 31, and November 1 through January 31 of each calendar year.
     2.8 5% Owner. “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary. For purposes of this Section, the ownership attribution rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
     2.9 Parent. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.
     2.10 Participant. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.
     2.11 Purchase Date. “Purchase Date” means the last day of each Offering Period (April 30, July 31, October 31, or January 31).
     2.12 Subsidiary. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.
ARTICLE 3
ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility. Each Employee of the Company, or any Designated Subsidiary, whose customary employment is for more than 20 hours per week and more than five months in a calendar year may become a Participant in the Plan on the Grant Date coincident with or next following the Employee’s satisfaction of the requirements of Section 3.2.
     3.2 Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Administrator of the Company of a stock purchase agreement provided by the Company (the “Stock Purchase Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Grant Date coincident with or next following the filing of the Participant’s Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Stock Purchase Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

     3.3 Special Rules. Under no circumstances shall:
          a. an option to purchase Company Stock under the Plan be granted to a Participant if the exercise of such option would cause the Participant to be a 5% Owner;
          b. an option to purchase Company Stock under the Plan be granted to a Participant if such option would cause the Participant to have rights to purchase Company Stock under the Plan (and under any other employee stock purchase plan of the Company, any Parent or any Subsidiary which is qualified under Section 423 of the Code) which accrue at a rate which exceeds $25,000 of the fair market value of the Company Stock (determined at the time the right to purchase such Company Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time, as this rule is applied under Section 423 of the Code and the rules and regulations promulgated thereunder; or
          c. the number of shares of Company Stock purchasable by a Participant in any Offering Period exceed 10,000 shares, subject to periodic adjustments under Section 10.4.
For purposes of the foregoing, a right to purchase Company Stock accrues when it first becomes exercisable during the calendar year. If any amount which exceeds the limits set forth in this Section 3.3 remains in the Participant’s Account after the exercise of the Participant’s option on the Purchase Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.
ARTICLE 4
OFFERING PERIODS
     4.1 Offering Periods. The Plan shall provide for Offering Periods commencing on each Grant Date and terminating on the next following Purchase Date.
ARTICLE 5
PAYROLL DEDUCTIONS
     5.1 Participant Election. Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed a maximum of 10%, which maximum percentage may be increased or decreased from time to time in the discretion of the Administrator effective with the Offering Period next commencing after the date of such increase or decrease, but in no event shall the maximum amount be increased to an amount in excess of 15% of Compensation. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Grant Date and shall continue in effect for the Offering Period commencing on such Grant Date and, unless otherwise expressly provided by the Administrator, all subsequent Offering Periods until the Participant is no longer eligible to participate in the Plan or terminates or alters such Stock Purchase Agreement in accordance with Section 5.2 below.

     5.2 Changes in Election. Any Participant may change any election (increase or decrease the rate of payroll deductions) under this Section one time during any Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change at least 15 days prior to the end of the Offering Period. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may also terminate payroll deductions and have accumulated deductions for the then current Offering Period applied to the purchase of Company Stock as of the Purchase Date for that Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Stock Purchase Agreement.
     5.3 Participant Accounts. The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.
ARTICLE 6
GRANT OF OPTION
     6.1 Option to Purchase Shares. On each Grant Date, each Participant shall be granted an option to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock (except for amounts required to be returned under Section 3.3), such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in the next subsequent Offering Period.
     6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:
          a. 85% of the Fair Market Value of Company Stock on the Grant Date; or
          b. 85% of the Fair Market Value of Company Stock on the Purchase Date.
     6.3 Fair Market Value. “Fair Market Value” shall mean the value of one share of Company Stock, determined as follows:
          a. If the Company Stock is then listed or admitted to trading on a national securities exchange, the Fair Market Value shall be the closing sale price of the Company Stock on the date of valuation on the principal national securities exchange on which the Company Stock is then listed or admitted to trading, or, if there is no trading of the Company Stock on such date, the Fair Market Value shall be the closing sale price of the Company Stock on such principal national securities exchange on the next preceding day on which there was trading in the Company Stock.
          b. If the Company Stock is not listed or admitted to trading on a national securities exchange on the valuation date, the Fair Market Value shall be determined by the

Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.
ARTICLE 7
PURCHASE OF STOCK
     7.1 Exercise of Option.
          a. On each Purchase Date, the Participant will be deemed to exercise the option expiring on that Purchase Date. Notwithstanding the above, a Participant may direct the Company not to purchase Company Stock on the Purchase Date in accordance with Section 8.1, in which case any amount in the Participant’s Account shall be refunded to the Participant as provided in Section 8.1.
          b. Upon exercise of an option, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock subject to such option at the option price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. Any amounts remaining in a Participant’s Account as a result of the requirement that no fractional shares may be purchased shall be held in the Participant’s Account and carried forward for the rest of the Offering Period or to the next Offering Period.
     7.2 Delivery of Company Stock. The time of issuance and delivery of the shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.
ARTICLE 8
WITHDRAWAL
     8.1 In Service Withdrawals. At any time prior to the Purchase Date of an Offering Period (subject to any deadline the Administrator may establish for the relevant Offering Period prior to the Grant Date for such Offering Period), any Participant may withdraw the amounts held in his Account by executing and delivering to the Administrator a written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. A reduction in contributions to zero during any Offering Period with an instruction to hold the funds in a Participant’s Account to purchase shares on the Purchase Date of the Offering Period shall not be deemed a withdrawal. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period, but may then be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.

     8.2 Termination of Employment.
          a. In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary in cash, without interest. For purposes of the Plan, if a Designated Subsidiary ceases to be a Subsidiary of the Company, each person employed by that Designated Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Company or another Designated Subsidiary.
          b. A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Administrator or its delegate) that there is no spouse or that the spouse cannot be located.
          c. Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Administrator may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Administrator shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Administrator, the Administrator, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate.
ARTICLE 9
PLAN ADMINISTRATION
     9.1 Plan Administration.
          a. Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the “Board”) for the Company, or a committee (“Committee”) thereof. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term “Administrator” shall mean the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The initial Administrator of the Plan shall be the Compensation Committee of the Board of Directors. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.
          b. In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

               (i) To designate agents to carry out responsibilities relating to the Plan;
               (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;
               (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and
               (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.
          c. Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.
     9.2 Limitation on Liability. No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.
     9.3 Sub-Plans. The Administrator has discretion to adopt any rules regarding administration of the Plan to conform to local laws. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of share certificates which vary according to local requirements. The Administrator has the authority to suspend or limit participation in the Plan by employees of any particular Subsidiary of the Company for any reason, including administrative or economic reasons. The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.
     9.4 Reliance on Experts Delegation. In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Designated Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Designated Subsidiary.
ARTICLE 10
COMPANY STOCK
     10.1 Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 6,000,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Administrator shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant if necessary.
     10.2 Voting Company Stock. The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been actually delivered to and held of record by the Participant.
     10.3 Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.
     10.4 Changes in Capitalization of the Company. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the purchase price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any option granted hereunder.
     10.5 Merger of Company. In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), the Plan and each then outstanding option hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of outstanding options theretofore granted, or the substitution for such outstanding options of new options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the outstanding options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of the outstanding options theretofore granted or the substitution for such outstanding options of new options covering the shares of a successor corporation, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding then-outstanding options not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such outstanding options shall be exercised automatically in accordance with Section 7.1 as if such effective date were the Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1. The Administrator may provide in each case that the transactions contemplated by this Section 10.5 are contingent upon the consummation of the proposed merger, consolidation or other reorganization event and provide for the reinstatement of the Plan and outstanding options and the continuation of the Offering Period then in effect in the event that such consummation does not occur.
ARTICLE 11
MISCELLANEOUS MATTERS
     11.1 Amendment and Termination. The Plan shall terminate on December 31, 2018. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant without the Participant’s consent. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:
          a. Increase the number of shares of Company Stock that may be issued under the Plan;
          b. Materially modify the requirements as to eligibility for participation in the Plan; or
          c. Materially increase the benefits which accrue to Participants under the Plan.
     11.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.
     11.3 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.
     11.4 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.
     11.5 Non-business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.
     11.6 Compliance With Securities Laws. The Plan, the granting of options under the Plan and the offer, issuance and delivery of shares of Company Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under the Plan will, if requested by the Company and as a condition precedent to the exercise of his or her option, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal requirements.
     11.7 Other Company Benefit and Compensation Programs. Payments and other benefits received by an Employee pursuant to the Plan shall not be deemed a part of the Employee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.